Exhibit 10.1

SIGA TECHNOLOGIES, INC.
2010 STOCK INCENTIVE PLAN
(as amended and restated, effective May 23, 2017)

ARTICLE I
General

1.1	Purpose

The purpose of the SIGA Technologies, Inc. 2010 Stock Incentive Plan (the “Plan”) is to establish a flexible vehicle through which SIGA Technologies, Inc., a Delaware corporation (the “Company”), may offer equity-based compensation incentives to eligible personnel of the Company and its subsidiaries in order to attract, motivate, reward and retain such personnel and to further align the interests of such personnel with those of the stockholders of the Company.

1.2	Administration

(a)          Administration by Committee; Constitution of Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Board”) or such other committee or subcommittee as the Board may designate (the “Committee”). The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

(b)          Committee’s Authority. The Committee shall have the authority to (i) exercise all of the powers granted to it under the Plan, (ii) construe, interpret and implement the Plan and any award certificates issued under the Plan, (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) make all determinations necessary or advisable in administering the Plan, (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (vi) amend the Plan to reflect changes in applicable law.

(c)          Committee Action; Delegation. Actions of the Committee shall be taken by the vote of a majority of its members. Except as otherwise required by applicable law, any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting. Notwithstanding the foregoing or any other provision of the Plan, the Committee (or the Board acting instead of the Committee), may delegate to one or more officers of the Company the authority to designate the individuals (other than such officer(s)), among those eligible to receive awards pursuant to the terms of the Plan, who will receive rights or options under the Plan and the size of each such grant, to the fullest extent permitted by applicable law.

(d)          The determination of the Committee on all matters relating to the Plan or any award under the Plan shall be final, binding and conclusive.

(e)          Limit on Committee Members’ Liability. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

1.3	Persons Eligible for Awards

The persons eligible to receive awards under the Plan are those officers, directors (whether or not they are employed by the Company), and salaried employees of, and consultants to, the Company and any direct or indirect subsidiaries (collectively, “key persons”) as the Committee in its absolute discretion shall select.

1.4	Types of Awards Under Plan

Awards may be made under the Plan in the form of (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights, (d) restricted stock, (e) restricted stock units and (f) unrestricted stock, all as more fully set forth in Article II. The term “award” means any of the foregoing. No incentive stock option may be granted to a person who is not an employee of the Company or one of its subsidiary corporations on the date of grant.

1.5	Shares Available for Awards; Adjustments to Awards

(a)          Aggregate Number Available; Certificate Legends. The Plan, as originally adopted, authorized the issuance of up to 2,000,000 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), which was increased by 2,500,000 shares to an aggregate of 4,500,000 shares  as of April 25, 2012, and was additionally increased by 4,000,000 shares to an aggregate of 8,500,000 shares, effective as of May 23, 2017, subject to shareholder approval. The number of shares authorized for issuance under the Plan is subject to adjustment as provided under Section 1.5(d)(i) below.

(b)          Individual Limits. Except as provided in this Section 1.5(b), no provision of this Plan shall be deemed to limit the number or value of shares otherwise available for awards under the Plan with respect to which the Committee may make awards to any one eligible person. Subject to adjustment as provided in Section 1.5(d)(i) hereof, the total number of shares of Common Stock with respect to which awards may be granted to any one employee of the Company or a subsidiary during any one calendar year shall not exceed 1,000,000 shares. Stock options and stock appreciation rights granted and subsequently canceled or deemed to be canceled in a calendar year shall count against this limit even after their cancellation.

(c)          Certain Shares to Become Available Again. The following shares of Common Stock shall again become available for awards under the Plan: (i) any shares that are subject to an award under the Plan and that remain unissued upon the cancellation or termination of such award for any reason whatsoever, (ii) any shares subject to awards that are settled in cash, (iii) any shares subject to an award that are withheld or surrendered in order to pay the exercise or purchase price under an award or to satisfy the tax withholding obligations associated with the exercise, vesting or settlement of an award and (iv) any shares of restricted stock forfeited pursuant to the terms of the Plan or the award, provided that any dividends paid on such shares are also forfeited.  With respect to stock appreciation rights, only the shares that actually are issued in settlement of a stock appreciation right shall be counted against the limits of Sections 1.5(a) and (b).

(d)          Adjustments to Available Shares and Existing Awards Upon Changes in Common Stock or Certain Other Events. Upon certain changes in Common Stock or other corporate events, the number of shares of Common Stock available for issuance with respect to awards that may be granted under the Plan, and that are the subject of existing awards, shall be adjusted or shall be adjustable, as follows:

(i)          Shares Available for Grants. In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum number of shares of Common Stock with respect to which the Committee may grant awards under Section 1.5(a) above and the annual individual limit under Section 1.5(b) above, shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the maximum number and class of shares of Common Stock with respect to which the Committee may grant awards under Section 1.5(a) above and the annual individual limit under Section 1.5(b) above, in each case as the Committee may deem appropriate.

(ii)         Outstanding Restricted Stock and Restricted Stock Units. Unless the Committee in its absolute discretion otherwise determines, any securities or other property (including dividends paid in cash) received by a grantee with respect to a share of restricted stock, which has not yet vested, as a result of any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, will not vest until such share of restricted stock vests, and shall be promptly deposited with the Company.  The Committee shall adjust outstanding grants of shares of restricted stock units to reflect any corporate event as the Committee may deem appropriate to prevent the enlargement or dilution of rights of grantees.

(iii)        Outstanding Options and Stock Appreciation Rights – Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall proportionally adjust the number of shares of Common Stock subject to each outstanding option and stock appreciation right and the exercise price-per-share of Common Stock of each such option and stock appreciation right, to the extent necessary to prevent the enlargement or dilution of rights with respect to such options and stock appreciation rights.

(iv)        Outstanding Options, Stock Appreciation Rights and Restricted Stock Units – Certain Mergers. Subject to any required action by the shareholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each option, stock appreciation right and restricted stock unit outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such option, stock appreciation right and restricted stock unit would have received in such merger or consolidation.

(v)          Outstanding Options, Stock Appreciation Rights and Restricted Stock Units – Certain Other Transactions. In the event of (1) a dissolution or liquidation of the Company, (2) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (3) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, either:

(A)          cancel, effective immediately prior to such event, each option, stock appreciation right and restricted stock unit outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee (1) to whom such option or stock appreciation right was granted an amount in cash, for each share of Common Stock subject to such option or stock appreciation right, equal to the excess of (x) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (y) the exercise price of such option or stock appreciation right and (2) to whom such restricted stock unit was granted, for each share of Common Stock subject to such award, the value, as determined by the Committee in its sole discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event;

(B)          (1) cause all options and stock appreciation rights, whether or not otherwise exercisable, to be fully exercisable on a date at least 10 days prior to the completion of such event, and to expire as of the completion of such event and (2) cancel, effective immediately prior to the completion of such event, each restricted stock unit outstanding immediately prior to such event (whether or not then vested), and, in full consideration of such cancellation, pay to the grantee to whom such restricted stock unit was granted, for each share of Common Stock subject to such award, the value, as determined by the Committee in its sole discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event; or

(C)          if the acquiring or successor entity is publicly traded on a major securities exchange, provide for the exchange of each option, stock appreciation right and restricted stock unit outstanding immediately prior to such event (whether or not then exercisable) for an option, stock appreciation right or restricted stock unit with respect to, as appropriate, the number of shares of stock in such acquiring or successor entity which a holder of the number of shares of Common Stock subject to such award would have received and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the option or stock appreciation right or the number of shares or amount of property subject to the option, stock appreciation right or restricted stock unit or, if appropriate, provide for a cash payment to the grantee to whom such option, stock appreciation right or restricted stock unit was granted in partial consideration for the exchange of the option, stock appreciation right or restricted stock unit.

(vi)        Outstanding Options, Stock Appreciation Rights and Restricted Stock Units – Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Section 1.5(d)(iii), (iv) or (v) above, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to options, stock appreciation rights and restricted stock units outstanding on the date on which such change occurs and in the per-share exercise price of each such option or stock appreciation right as the Committee may consider appropriate to prevent dilution or enlargement of rights. In addition, if and to the extent the Committee determines it is appropriate, the Committee may elect to cancel each option, stock appreciation right and restricted stock unit outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee to whom such option, stock appreciation right and restricted stock unit was granted an amount in cash, (1) for each share of Common Stock subject to such option or stock appreciation right, equal to the excess of (x) the Fair Market Value of Common Stock on the date of such cancellation over (y) the exercise price of such award and (2) for each share of Common Stock subject to such restricted stock unit, equal to the Fair Market Value of a share of  Common Stock on the date of such cancellation.

(vii)       No Other Rights. Except as expressly provided in the Plan, no grantee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an award or the exercise price of any option or stock appreciation right.

1.6	Definitions of Certain Terms

(a)          The term “Cause” shall have the meaning set forth in any employment agreement between the Participant and the Company in effect as of the date the event giving rise to cause occurred. In the absence of such an employment agreement provision, “Cause” shall mean: (i) the Participant’s conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (ii) conduct of the Participant related to the Participant’s employment for which either criminal or civil penalties against the Participant or the Company may be sought; (iii) material violation of the Company’s policies, including, without limitation, those relating to sexual harassment, the disclosure or misuse of confidential information, or those set forth in Company manuals or statements of policy; (iv) serious neglect or misconduct in the performance of the Participant’s duties for the Company or willful or repeated failure or refusal to perform such duties; or (v) any material violation by the Participant of the terms of any agreement between the Participant and the Company, including, without limitation, any employment or non-competition agreement. Any rights the Company may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company may have under any other agreement with a Participant or at law or in equity. Any determination of whether a Participant’s employment is (or is deemed to have been) terminated for Cause shall be made by the Committee in its sole discretion, which determination shall be final and binding on all parties. If, subsequent to a Participant’s termination of employment (whether voluntary or involuntary) without Cause, it is discovered that the Participant’s employment could have been terminated for Cause, such Participant’s employment shall be deemed to have been terminated for Cause. A Participant’s termination of employment for Cause shall be effective as of the date of the occurrence of the event giving rise to Cause, regardless of when the determination of Cause is made.

(b)          The term “employment” shall be deemed to mean an employee’s employment with, or a consultant’s provision of services to, the Company or any Company subsidiary and each Board member’s service as a Board member.

(c)          The “Fair Market Value” of a share of Common Stock on any day shall be the last sale price on such date on the Nasdaq Stock Market, or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Common Stock on such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date, and if there is no such quotation, the Fair Market Value shall be determined in good faith by the Committee in a manner consistently applied.

(d)          The term “incentive stock option” means an option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable award certificate. Any option that is not specifically designated as an incentive stock option shall under no circumstances be considered an incentive stock option. Any option that is not an incentive stock option is referred to herein as a “non-qualified stock option”.

(e)          In relation to the Company, the term “subsidiary corporation” shall be defined in accordance with Sections 424(f) of the Code.

(f)          A grantee shall be deemed to have “terminated employment” on (i) the date the grantee ceases to be employed by, or to provide consulting services for, the Company or any Company subsidiary, or any corporation (or any of its subsidiaries) which assumes the grantee’s award in a transaction to which Section 424(a) of the Code applies; or (ii) the date the grantee ceases to be a Board member, provided, however, that in the case of a grantee (x) who is, at the time of reference, both an employee or consultant and a Board member, or (y) who ceases to be engaged as an employee, consultant or Board member and immediately is engaged in another of such relationships with the Company or any Company subsidiary, the grantee shall be deemed to have a “termination of employment” upon the later of the dates determined pursuant to clauses (i) and (ii) of this Section 1.6(f). For purposes of clause (i) of this Section 1.6(f), a grantee who continues his or her employment or consulting relationship with a Company subsidiary subsequent to its sale by the Company shall have a termination of employment upon the date of such sale. The Committee may in its absolute discretion determine whether any leave of absence constitutes a termination of employment for purposes of the Plan and the impact, if any, of any such leave of absence on awards theretofore made under the Plan.

ARTICLE II
Awards Under the Plan

2.1	Certificates Evidencing Awards

Each award granted under the Plan shall be evidenced by a written certificate (“award certificate”) which shall contain such provisions as the Committee may in its absolute discretion deem necessary or desirable. By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable award certificate.

2.2	Terms of Stock Options and Stock Appreciation Rights

(a)          Stock Option Grants. The Committee may grant incentive stock options and non-qualified stock options (collectively, “options”) to purchase shares of Common Stock from the Company, to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall determine in its absolute discretion, subject to the provisions of the Plan.

(b)          Stock Appreciation Right Grants; Types of Stock Appreciation Rights.  The Committee may grant stock appreciation rights to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan.  The terms of a stock appreciation right may provide that it shall be automatically exercised for a cash payment upon the happening of a specified event that is outside the control of the grantee and that it shall not be otherwise exercisable.  Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan.  A stock appreciation right granted in connection with an option may be granted at or after the time of grant of such option.

(c)          Nature of Stock Appreciation Rights.  The grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable award certificate, to receive from the Company an amount equal to (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over the stock appreciation right exercise price, which shall be an amount, not be less than the Fair Market Value of a share of Common Stock on the date of grant, determined by the Committee and set forth in the award certificate (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (ii) the number of shares with respect to which the stock appreciation right is exercised.  Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be reduced by the number of shares with respect to which the stock appreciation right is exercised.  Payment upon exercise of a stock appreciation right shall be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, all as the Administrator shall determine in its sole discretion.  Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be reduced by the number of shares with respect to which the option is exercised.

(d)          Option Exercise Price. Each award certificate with respect to an option shall set forth the amount (the “option exercise price”) payable by the grantee to the Company upon exercise of the option evidenced thereby. The option exercise price per share shall be determined by the Committee in its absolute discretion; provided, however, that the option exercise price shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted, and provided further that in no event shall the option exercise price be less than the par value of a share of Common Stock.

(e)          Exercise Period. The exercise of an option or stock appreciation right shall be subject to the following:

(i)           Ten-Year Limit. No stock option or stock appreciation right shall be exercisable more than 10 years after the date of grant.

(ii)         Vesting. The Committee shall determine and set forth in the applicable award certificate the date or dates on which such option or stock appreciation right shall become vested, which may be based on continued employment and/or the achievement of specified performance goals.

(iii)        Beginning of Exercise Period. An option or stock appreciation right will be exercisable when it vests, and may be exercised in whole or in part.

(iv)        End of Exercise Period. Unless the applicable award certificate otherwise provides, once an installment becomes exercisable, it shall remain exercisable until the earlier of (A) the tenth anniversary of the date of grant of the award or (B) the expiration, cancellation or termination of the award.

(v)          Termination of Employment – Generally. Except as otherwise provided below in this Section 2.2(c), or in the applicable award certificate, upon a Participant’s termination of employment, the following shall apply:

(A)          Generally. If a Participant’s employment terminates for any reason other than death, disability or cause, then: (x) all options and stock appreciation rights not yet exercisable as of the date of such termination shall expire on the date of such termination and (y) all options and stock appreciation rights that are exercisable as of the date of such termination shall remain exercisable for the 90-day period following such termination of employment.

(B)          Death or Disability. If a Participant’s employment terminates due to the Participant’s death or disability, then: (x) all options and stock appreciation rights not yet exercisable as of the date of such termination shall expire on the date of such termination and (y) all options and stock appreciation rights that are exercisable as of the date of such termination shall remain exercisable until the first anniversary of the Participant’s termination of employment.

(C)          Cause. If a Participant’s employment is terminated for cause, all options and stock appreciation rights not theretofore exercised shall terminate upon the commencement of business on the date of the Participant’s termination of employment.

(D)          Restrictions on Exercise Following Death. Any exercise of an option or stock appreciation right following a grantee’s death shall be made only by the grantee’s executor or administrator or other duly appointed representative reasonably acceptable to the Committee, unless the grantee’s will specifically disposes of such option or stock appreciation right, in which case such exercise shall be made only by the recipient of such specific disposition. If a grantee’s personal representative or the recipient of a specific disposition under the grantee’s will shall be entitled to exercise any option or stock appreciation right pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable award certificate which would have applied to the grantee.

(vi)        Special Rules for Incentive Stock Options. No option that remains exercisable for more than three months following a grantee’s termination of employment for any reason other than death (including death within three months after the termination of employment or within one year after a termination due to disability) or disability, or for more than one year following a grantee’s termination of employment as the result of disability, may be treated as an incentive stock option.

(f)           Incentive Stock Options: $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are first exercisable by any employee during any calendar year shall exceed $100,000, or such higher amount as may be permitted from time to time under ~~section~~ Section 422 of the Code, such options shall be treated as non-qualified stock options.

(g)          Incentive Stock Options: 10% Owners. Notwithstanding the foregoing provisions of this Section 2.2, an incentive stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his or her employer or of its parent or subsidiary (as such ownership may be determined for purposes of Section 422(b)(6) of the Code) unless (i) at the time such incentive stock option is granted the option exercise price is at least 110% of the Fair Market Value of the shares subject thereto and (ii) the incentive stock option by its terms is not exercisable after the expiration of 5 years from the date it is granted.

2.3	Exercise of Options and Stock Appreciation Rights

Subject to the other provisions of this Article II, each option and stock appreciation right granted under the Plan shall be exercisable as follows:

(a)          Notice of Exercise. An option shall be exercised by the filing of a written notice with the Company or the Company’s designated exchange agent (the “exchange agent”), on such form and in such manner as the Committee shall in its absolute discretion prescribe.

(b)          Payment of Option Exercise Price. Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment shall be made: (i) by certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for the full option exercise price; or (ii) with the consent of the Committee, by delivery of shares of Common Stock owned by the grantee (whether acquired by option exercise or otherwise, provided that if such shares were acquired pursuant to the exercise of a stock option, they were acquired at least six months prior to the option exercise date or such other period as the Committee may from time to time determine) having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for any remaining portion of the full option exercise price; (iii) by means of a brokered cashless exercise; or (iv) at the discretion of the Committee and to the extent permitted by law, by such other provision, consistent with the terms of the Plan, as the Committee may from time to time prescribe.

(c)          Delivery of Certificates Upon Exercise. Promptly after receiving payment of the full option exercise price, or after receiving notice of the exercise of a stock appreciation right, the Company or its exchange agent shall deliver to the grantee or to such other person as may then have the right to exercise the award, certificate or certificates for the shares of Common Stock for which the award has been exercised or shall establish an account evidencing ownership of such shares in uncertificated form. If the method of payment employed upon option exercise so requires, and if applicable law permits, a grantee may direct the Company, or its exchange agent, as the case may be, to deliver the stock certificate(s) to the grantee’s stockbroker.

(d)          No Shareholder Rights. No grantee of an option or stock appreciation right (or other person having the right to exercise such award) shall have any of the rights of a shareholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares or the establishment of such account. Except as otherwise provided in Section 1.5(d) above, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued or such account is established.

2.4	Compensation in Lieu of Exercise of an Option

Upon written application of the grantee of an option, the Committee in its absolute discretion may determine to substitute, for the exercise of such option, compensation to the grantee not in excess of the difference between the option exercise price and the Fair Market Value of the shares covered by such written application on the date of such application. Such compensation shall be in shares of Common Stock, and the payment thereof may be subject to conditions, all as the Committee shall determine in its absolute discretion. In the event compensation is substituted pursuant to this Section 2.4 for the exercise, in whole or in part, of an option, the number of shares subject to the option shall be reduced by the number of shares for which such compensation is substituted.

2.5	Transferability of Options and Stock Appreciation Rights

Except as otherwise provided in an applicable award certificate evidencing an option or stock appreciation right, during the lifetime of a grantee, each option or stock appreciation right granted to a grantee shall be exercisable only by the grantee and no option or stock appreciation right shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. Any attempt to transfer any option or stock appreciation right other than as permitted herein shall be void and immediately cancelled, and no such option or stock appreciation right shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of any person who shall be entitled to such option or stock appreciation right, nor shall any option or stock appreciation right be subject to attachment or legal process for or against such person. The Committee may, in any applicable award certificate evidencing an option (other than an incentive stock option to the extent inconsistent with the requirements of Section 422 of the Code applicable to incentive stock options) or stock appreciation right, permit a grantee to transfer all or some of the options or stock appreciation rights to (A) the grantee’s spouse, children or grandchildren (“immediate family members”), (B) a trust or trusts for the exclusive benefit of such immediate family members, or (C) other parties approved by the Committee in its absolute discretion. Following any such transfer, any transferred options and stock appreciation rights shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, and the transferee shall be subject to all obligations under the Plan as if such person were the grantee.

2.6	Grant of Restricted Stock

(a)          Restricted Stock Grants. The Committee may grant restricted shares of Common Stock to such key persons, in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions as the Committee shall determine in its absolute discretion, subject to the provisions of the Plan. Restricted stock awards may be made independently of or in connection with any other award under the Plan. A grantee of a restricted stock award shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by accepting delivery of an award certificate in such form as the Committee shall determine and, in the event the restricted shares are newly issued by the Company, makes payment to the Company or its exchange agent in an amount at least equal to the par value of the shares as required by the Committee and in accordance with the applicable Delaware law.

(b)          Issuance of Stock Certificate(s). Promptly after a grantee accepts a restricted stock award, the Company or its exchange agent shall issue to the grantee a stock certificate or stock certificates for the shares of Common Stock covered by the award or shall establish an account evidencing ownership of the stock in uncertificated form. Upon the issuance of such stock certificate(s) or establishment of such account, the grantee shall have the rights of a shareholder with respect to the restricted stock, subject to: (i) the nontransferability restrictions and forfeiture provision described in Sections 2.6(d) and 2.6(e) below; (ii) in the Committee’s absolute discretion, a requirement that any dividends paid on such shares shall be held in escrow until all restrictions on such shares have lapsed; and (iii) any other restrictions and conditions contained in the applicable award certificate.

(c)          Custody of Stock Certificate(s). Unless the Committee shall otherwise determine, any stock certificates issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable award certificate. The Committee may direct that such stock certificate(s) bear a legend setting forth the applicable restrictions on transferability and that any such account include electronic coding indicating such restrictions.

(d)          Nontransferability. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in the Plan or the applicable award certificate. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to a period of continued employment with the Company, the attainment of performance goals or other conditions or a combination of such conditions) on which the nontransferability of the restricted stock shall lapse.

(e)          Forfeiture Upon Termination of Employment. Except as may otherwise be provided by the Committee in a award certificate or otherwise, a grantee’s termination of employment for any reason (including death) shall cause the immediate forfeiture of all shares of restricted stock that have not yet vested as of the date of such termination of employment. Unless the Committee determines otherwise, all dividends paid on such shares also shall be forfeited, whether by termination of any escrow arrangement under which such dividends are held, by the grantee’s repayment of dividends received directly, or otherwise.

2.7	Grant of Unrestricted Stock

The Committee may grant (or sell at a purchase price at least equal to par value) shares of Common Stock free of restrictions under the Plan, to such key persons and in such amounts as the Committee shall determine in its absolute discretion. Shares may be thus granted or sold in respect of past services or other valid consideration.

2.8	Grant of Restricted Stock Units

(a)          Restricted Stock Unit Grants. The Committee may grant restricted stock units to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. Restricted stock units may be awarded independently of or in connection with any other award under the Plan. A grantee of a restricted stock unit shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by accepting delivery of a Grant Certificate in such form as the Committee shall determine. A grant of a restricted stock unit entitles the grantee to receive a share of Common Stock or, in the sole discretion of the Committee, the value of a share, on a date specified in the award certificate.  If no date is specified, the grantee shall receive such share or value on the date that the restricted stock unit vests.

(b)          Vesting/Nontransferability.  The Committee shall specify at the time of grant the date or dates (which may depend upon or be related to a period of continued employment with the Company, the achievement of performance goals or other conditions or a combination of such conditions) on which the restricted stock units shall vest.  Restricted stock units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in the applicable award certificate.

(c)          Consequence of Termination of Employment. Except as may otherwise be provided by the Committee in a award certificate or otherwise, a grantee’s termination of employment for any reason (including death) shall cause the immediate forfeiture of all restricted stock units that have not yet vested prior to, and do not vest on account of, such termination of employment.

(d)          Shareholder Rights.  The grantee of a restricted stock unit will have the rights of a shareholder only as to shares for which a stock certificate has been issued pursuant to the award and not with respect to any other shares subject to the award.

2.9	Right of Recapture

(a)          If at any time after the date on which a grantee has been granted or become vested in an award pursuant to the achievement of performance goals, the Committee determines that the earlier determination as to the achievement of the performance goals was based on incorrect data and that in fact the performance goals had not been achieved or had been achieved to a lesser extent than originally determined, then (i) any award or portion of an award granted based on such incorrect determination shall be forfeited, (ii) any award or portion of an award that became vested based on such incorrect determination shall be deemed to be not vested, and (iii) any amounts paid to the grantee based on such incorrect determination shall be paid by the grantee to the Company upon notice from the Company.

(b)          All awards under the Plan shall be subject to any clawback policies adopted by the Company.

ARTICLE III
Miscellaneous

3.1	Amendment of the Plan; Modification of Awards

(a)          Amendment of the Plan. The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award). For purposes of this Section 3.1, any action of the Board or the Committee that in any way alters or affects the tax treatment of any award or that in the absolute discretion of the Board is necessary to prevent an award from being subject to tax under Section 409A of the Code shall not be considered to materially impair any rights of any grantee. The Board shall determine, in its absolute discretion, whether to submit any amendment of the Plan to stockholders for approval; in making such determination it is expected that the Board will take into account the prerequisites for favorable tax treatment to the Company and grantees of awards made under the Plan, and such other considerations as the Board deems relevant.

(b)          Modification of Awards. The Committee may cancel any award under the Plan. The Committee also may amend any outstanding award certificate, including, without limitation, by amendment which would: (i) accelerate the time or times at which the award becomes unrestricted or vested or may be exercised; (ii) waive or amend any goals, restrictions or conditions set forth in the award certificate; or (iii) waive or amend any applicable provision of the Plan or award certificate with respect to the termination of the award upon termination of employment, provided however, that no such amendment may lower the exercise price of an outstanding option or stock appreciation right. However, any such cancellation or amendment (other than an amendment pursuant to Section 1.5(d)) above that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award).

3.2	Consent Requirement

(a)          No Plan Action without Required Consent. If the Committee shall at any time determine that any Consent (as defined in Section 3.2(b) below) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or exercise of other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a “Plan action”), then such Plan action shall not be taken or permitted, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

(b)          Consent Defined. The term “Consent” as used herein with respect to any Plan action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals in respect of a Plan action by any governmental or other regulatory bodies.

(c)          Representations, Legend. The Committee may require as a condition to the receipt of shares of Common Stock pursuant to an award under the Plan that the grantee or any other person receiving shares pursuant to the award represent that such person is not acquiring the shares with a view to distribution thereof and to make such other securities law related representations as the Committee shall request. In addition to any legend required by the Plan, any certificate representing Common Stock acquired in respect of an award may bear such legends as the Company deems advisable to assure compliance with all applicable laws and regulations.

3.3	Nonassignability

(a)          General. Except as expressly provided herein or by the terms of an award certificate: (a) no award or right granted to any person under the Plan or under any award certificate shall be assignable or transferable other than by will or by the laws of descent and distribution; and (b) all rights granted under the Plan or any award certificate shall be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative.

(b)          Payment to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its affiliates and their employees, agents and representatives with respect thereto.

3.4	Requirement of Notification of Election Under Section 83(b) of the Code

If any grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code Section 83(b).

3.5	Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

Each grantee of an incentive stock option shall notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

3.6	Withholding Taxes

(a)          With Respect to Cash Payments. Whenever cash is to be paid pursuant to an award under the Plan, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and other governmental tax withholding requirements related to such payment.

(b)          With Respect to Delivery of Common Stock. Whenever shares of Common Stock are to be delivered pursuant to an award under the Plan, the Company shall be entitled to require as a condition of delivery that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto. In lieu of such a cash remittance by the Participant, the Committee may elect to withhold from delivery shares having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value as of the date on which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an award.

3.7	Section 162(m)

(a)          Qualified Performance-Based Compensation.  The Committee may cause awards granted to individuals that it anticipates might be “162(m) covered employees” (as defined below), or to any other grantee, to be “qualified performance-based compensation” within the meaning of Code Section 162(m), by subjecting the granting and/or vesting of the award to the attainment of one or more pre-established objective performance goals during a performance period, as set forth below.

(i)          Covered Employees.  A “162(m) covered employee” is a “covered employee” within the meaning of Section 162(m)(3) of the Code.  Currently, that includes any individual who, as of the last day of the Company’s taxable year for which the compensation related to an award would be deductible (without regard to Section 162(m)), is (A) the chief executive officer of the Company (or is acting in such capacity) or (B) one of the three highest compensated officers of the Company other than the chief executive officer and the chief financial officer.  Whether an individual is a 162(m) covered employee shall be determined in accordance with applicable regulations under Section 162(m) of the Code.

(ii)          Performance Goals.  Prior to the ninety-first (91st) day of the applicable performance period or during such other period as may be permitted under Section 162(m) of the Code, the Committee shall establish one or more objective performance goals with respect to such performance period.  Such performance goals may be based on one or more of cash balance; stock price or shareholder return; shareholders’ equity, or a related derivation; proceeds or revenues from a government contract; annual or cumulative operating income, or a related derivation; new government contracts; completion of a material transaction; key regulatory milestones; key commercial or operational milestones; and key performance milestones within a government contract. Each such performance goal may (1) be expressed with respect to the Company as a whole or with respect to one or more divisions or business units, (2) be expressed on a pre-tax or after-tax basis, (3) be expressed on an absolute and/or relative basis, (4) employ comparisons with past performance of the Company (including one or more divisions) and/or (5) employ comparisons with the current or past performance of other companies.

To the extent applicable, the measures used in performance goals set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q, provided, however, unless otherwise determined by the Committee consistent with the requirements of Section 162(m)(4)(C) and the regulations thereunder, that such determination shall be without regard to any items of gain, loss or expense for a fiscal year that are related to special, unusual or non-recurring items, events or circumstances affecting the Company or the financial statements of the Company; the disposal of a business or discontinued operations; the operations of any business acquired by Company during the fiscal year; and changes in accounting principles or to changes in applicable law or regulations.

(iii)        Performance Period.  The Committee in its sole discretion shall determine the length of each performance period.

(b)          Nonqualified Deferred Compensation.  Notwithstanding any other provision hereunder, if and to the extent that the Committee determines the Company’s federal tax deduction in respect of an award may be limited as a result of Section 162(m) of the Code, the Committee may take the following actions:

(i)          With respect to options or stock appreciation rights, the Committee may delay the exercise or payment, as the case may be, in respect of such options or stock appreciation rights until a date that is within 30 days after the date that compensation paid to the grantee no longer is subject to the deduction limitation under Section 162(m) of the Code.  In the event that a grantee exercises an option or stock appreciation right at a time when the grantee is a 162(m) covered employee, and the Committee determines to delay the exercise or payment, as the case may be, in respect of such award, the Committee shall credit cash or, in the case of an amount payable in Common Stock, the Fair Market Value of the Common Stock, payable to the grantee to a book account.  The grantee shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the grantee other than by will or laws of descent and distribution.  The Committee may credit additional amounts to such book account as it may determine in its sole discretion.  Any such book account shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the grantee in the future.

(ii)         With respect to restricted stock, restricted stock units or unrestricted stock, the Committee may require the grantee to surrender to the Committee any award certificates with respect to such awards, in order to cancel the awards of such restricted stock, restricted stock units and/or unrestricted.  In exchange for such cancellation, the Committee shall credit to a book account a cash amount equal to the Fair Market Value of the shares of Common Stock subject to such awards.  The amount credited to the book account shall be paid to the grantee within 30 days after the date that compensation paid to the grantee no longer is subject to the deduction limitation under Section 162(m) of the Code.  The grantee shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the grantee other than by will or laws of descent and distribution.  The Committee may credit additional amounts to such book account as it may determine in its sole discretion.  Any such book account shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the grantee in the future.

3.8	Employment Provisions

(a)          Right of Discharge Reserved. Nothing in the Plan or in any award certificate shall confer upon any grantee the right to continue employment with the Company or any affiliated entity or affect any right which the Company or any affiliated entity may have to terminate such employment.

(b)          Confidentiality. The acceptance of an award by a grantee shall be deemed to be a covenant by the grantee that he or she will not disclose to anyone outside the Company or its affiliates, or use in any manner other than in the furtherance of the Company’s or its affiliate’s business, without written authorization from the Company, any confidential information or proprietary information relating to the business of the Company or its affiliates that is acquired by a grantee prior to the grantee’s termination of employment.

3.9	Nature of Payments

(a)          Consideration for Services Performed. Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Company by the grantee.

(b)          Not Taken into Account for Benefits. All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the grantee, unless such plan or agreement specifically otherwise provides.

3.10	Non-Uniform Determinations

The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or who are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective award certificates, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 1.6(f) above.

3.11	Severability of Provisions

If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

3.12	Other Payments or Awards

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.13	Headings

Any Article, Section or other subdivision headings contained herein are for the purpose of convenience only and are not intended to expand, limit or otherwise define the contents of such subdivisions.

3.14	Effective Date and Term of Plan

(a)          Adoption; Shareholder Approval. The Plan was adopted by the Board on May 13, 2010 and approved by the Company’s shareholders on May 13, 2010. The Plan was amended and restated by the Board on February 2, 2012. The Plan subsequently was amended by the Board on April 25, 2012 and approved by the Company’s shareholders on May 23, 2012, to increase the number of shares that may be issued pursuant to grants under the Plan. The Plan was again amended and restated by the Board on April 18, 2017, subject to shareholder approval. All awards under the Plan with respect to shares added to the Plan pursuant to the April 2017 amendment and restatement, prior to such shareholder approval are subject in their entirety to such approval. If such approval is not obtained prior to the first anniversary of the date of adoption of the amendment to the Plan, the amendment and restatement of the Plan and all awards thereunder shall terminate on that date.

(b)          Termination of Plan. Unless sooner terminated by the Board or pursuant to paragraph (a) above, the provisions of the Plan respecting the grant of any award pursuant to which shares of Common Stock will be granted shall terminate (i) with respect to the initial 2,000,000 shares authorized for issuance under the Plan, on May 13, 2020, the tenth anniversary of the date of the Plan’s adoption by the Board, (ii) with respect to the additional 2,500,000 shares authorized under the Plan in 2012, on April 25, 2022, and (iii) with respect to the additional 4,000,000 shares authorized under the Plan in 2017, on the tenth anniversary of the date of the Board’s adoption of the amendment ~~to~~ and restatement of the Plan authorizing the issuance of such shares. All awards made under the Plan prior to the termination of the Plan shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable award certificates.

3.15	Restriction on Issuance of Stock Pursuant to Awards

The Company shall not permit any shares of Common Stock to be issued pursuant to awards granted under the Plan unless such shares of Common Stock are fully paid and non-assessable, within the meaning of applicable law.

3.16	Governing Law

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

AMENDMENT
TO
SIGA TECHNOLOGIES, INC.
AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

The SIGA Technologies, Inc. Amended and Restated 2010 Stock Incentive Plan (as amended, the “Plan”) is hereby amended by the Board of Directors (the “Board”) of SIGA Technologies, Inc., a Delaware corporation (the “Company”), subject to approval of the Company’s stockholders, to, among other things, increase the aggregate number of shares authorized for issuance under the Plan by 6,500,000 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”):

1.	Section 1.5(a) of the Plan is hereby amended and restated in its entirety as follows:

“(a) Aggregate Number Available; Certificate Legends. The Plan, as originally adopted, authorized the issuance of up to 2,000,000 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), which was increased by 2,500,000 shares to an aggregate of 4,500,000 shares as of April 25, 2012, was additionally increased by 4,000,000 shares to an aggregate of 8,500,000 shares, effective as of May 23, 2017, and was further increased by 6,500,000 shares, effective as of March 5, 2026, to an aggregate of 15,000,000 shares, subject to shareholder approval. The number of shares authorized for issuance under the Plan is subject to adjustment as provided under Section 1.5(d)(i) below.”

2.	Section 3.14 of the Plan is hereby amended and restated in its entirety as follows

(a)        Adoption; Shareholder Approval. The Plan was adopted by the Board on May 13, 2010, and approved by the Company’s shareholders on May 13, 2010. The Plan was amended and restated by the Board on February 2, 2012. The Plan subsequently was amended by the Board on April 25, 2012, and approved by the Company’s shareholders on May 23, 2012, to increase the number of shares that may be issued pursuant to grants under the Plan. The Plan was again amended and restated by the Board on April 18, 2017 and approved by the Company’s shareholders on May 23, 2017, and further amended by the Board on March 5, 2026, subject to shareholder approval. All awards under the Plan with respect to shares added to the Plan pursuant to the March 2026 amendment and restatement, prior to such shareholder approval are subject in their entirety to such approval. If such approval is not obtained prior to the first anniversary of the date of adoption of the amendment to the Plan, the amendment and restatement of the Plan and all awards thereunder shall terminate on that date.

(b)         Termination of Plan. Unless sooner terminated by the Board or pursuant to paragraph (a) above, the provisions of the Plan respecting the grant of any award pursuant to which shares of Common Stock will be granted shall terminate (i) with respect to the initial 2,000,000 shares authorized for issuance under the Plan, on May 13, 2020, the tenth anniversary of the date of the Plan’s adoption by the Board and (ii) with respect to the additional 2,500,000 shares authorized under the Plan in 2012, on April 25, 2022, (iii) with respect to the additional 4,000,000 shares authorized under the Plan in 2017, on April 18, 2027, and (iv) with respect to the additional 6,500,000 shares authorized under the Plan in 2026, on the tenth anniversary of the date of the Board’s adoption of the amendment to the Plan authorizing the issuance of such shares. All awards made under the Plan prior to the termination of the Plan shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable award certificates.

3.
This Amendment to the Plan shall become effective upon the date that it is approved by the Company’s stockholders in accordance with applicable laws and regulations at an annual or special meeting held within twelve months of the date it is adopted by the Board.

4.	Except as expressly amended hereby, all other provisions of the Plan shall remain unchanged.

Adopted by the Board on March 5, 2026.